Exhibit 99.1

www.mscibarra.com

MSCI Completes Acquisition of RiskMetrics

NEW YORK – June 1, 2010 – MSCI Inc. (NYSE: MXB), a leading global provider of investment decision support tools, including indices and portfolio risk and performance analytics, today announced that it has completed its acquisition of RiskMetrics Group, Inc. Under the terms of the transaction, each outstanding share of RiskMetrics common stock not held by MSCI, RiskMetrics or any of their subsidiaries has been converted into the right to receive a combination of 0.1802 of a share of MSCI’s Class A common stock and $16.35 in cash, without interest.

“Today, we take another significant step forward in our ambition to become the leading provider of mission-critical investment decision support tools to investors globally,” said Henry Fernandez, Chairman and CEO of MSCI. “The addition of RiskMetrics greatly expands our capabilities in the high growth, high margin business of multi-asset class risk management analytics. Recent events continue to demonstrate the importance of managing risk in today’s financial markets and our clients will benefit from our company’s expanded product range and enhanced risk management offerings.”

“MSCI now has annualized revenues of more than $750 million and more than 2,000 employees worldwide. Our increased scale and scope will enable us to invest more in developing new products and capabilities for our clients which should, in turn, lead to additional growth for our shareholders,” added Mr. Fernandez.

In conjunction with the acquisition of RiskMetrics Group, Inc., MSCI also announced that it has raised $1.375 billion of debt financing, including a $1.275 billion term loan and a $100 million undrawn revolving credit facility. The additional capital was used to fund the acquisition of RiskMetrics as well as to repay all prior outstanding terms loans of both MSCI and RiskMetrics.

For RiskMetrics Shareholders
MSCI has appointed Mellon Shareowner Services as exchange agent in connection with the merger. RiskMetrics registered stockholders with questions regarding the exchange of their RiskMetrics common stock for the merger consideration should contact Mellon Shareowner Services at 1-800-777-3674 (toll free) or 1-201-680-6579 (outside of the U.S.). Additional information will also be mailed to RiskMetrics registered stockholders. RiskMetrics stockholders who hold stock through a broker or bank should receive information regarding the exchange or conversion of their shares from the party holding their shares.

About MSCI Inc.
MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI Inc. products and services include indices, portfolio risk and performance analytics, and governance tools.

The company’s flagship product offerings are: the MSCI indices which include over 120,000 daily indices covering more than 70 countries; Barra portfolio risk and performance analytics covering global equity and fixed income markets; RiskMetrics market and credit risk analytics; ISS out-sourced proxy research, voting and vote reporting services; CFRA forensic accounting risk research, legal/regulatory risk assessment, and due-diligence; and FEA valuation models and risk management software for the energy and commodities markets. MSCI Inc. is headquartered in New York, with research and commercial offices around the world. MXB#IR

For further information on MSCI Inc. or our products please visit www.msci.com.

MSCI Inc. contact:

Edings Thibault, MSCI, New York	+1.866.447.7874

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For media enquiries please contact:

Sally Todd | Clare Milton, Penrose Financial, London	+44.20.7786.4888
Steven Bruce | Patrick Clifford, Abernathy MacGregor, New York	+1.212.371.5999

Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI's Annual Report on form 10-K for the fiscal year ended November 30, 2009 and filed with the Securities and Exchange Commission on January 29, 2010, the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 2, 2010 and in quarterly reports on form 10-Q and current reports on form 8-K. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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